Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

24-02

Contacts:	Jayshree Desai, CFO	Media – Liz James
	Kip Rupp, CFA, IRC - Investors	FGS Global
	Quanta Services, Inc.	(281) 881-5170
(713) 629-7600

QUANTA SERVICES REPORTS FOURTH QUARTER AND FULL-YEAR 2023 RESULTS

Full-Year 2024 Guidance Reflects Solid Growth in Revenues and Opportunity for Double-Digit Growth in Net Income, Adjusted EBITDA, Cash Flow From Operations and Earnings Per Share

Fourth Quarter 2023 Results Include:

•	Consolidated Revenues of $5.78 Billion*

•	GAAP Diluted EPS of $1.42* and Adjusted Diluted EPS of $2.04*

•	Net Income Attributable to Common Stock of $210.9 Million*

•	Adjusted EBITDA of $550.2 Million*

•	Cash Flow From Operations of $1.00 Billion* and Strong Free Cash Flow

•	Year-End Remaining Performance Obligations of $13.89 Billion* and Total Backlog of $30.11 Billion*

Full-Year 2023 Results Include:

•	Consolidated Revenues of $20.88 Billion*

•	GAAP Diluted EPS of $5.00* and Adjusted Diluted EPS of $7.16*

•	Net Income Attributable to Common Stock of $744.7 Million*

•	Adjusted EBITDA of $1.95 Billion*

•	Cash Flow From Operations of $1.58 Billion* and Strong Free Cash Flow

* = Record quarterly or record fourth quarter or full year result

HOUSTON – Feb. 22, 2024 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and twelve months ended December 31, 2023. Revenues in the fourth quarter of 2023 were $5.78 billion compared to revenues of $4.42 billion in the fourth quarter of 2022, and net income attributable to common stock was $210.9 million, or $1.42 per diluted share, in the fourth quarter of 2023 compared to net income attributable to common stock of $162.6 million, or $1.10 per diluted share, in the fourth quarter of 2022. Adjusted diluted earnings per share attributable to common stock was $2.04 for the fourth quarter of 2023 compared to $1.68 for the fourth quarter of 2022.

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“Quanta’s strong fourth quarter completed a year of robust, profitable growth that delivered record revenues, profits and cash flow, while we also maintained a solid balance sheet and liquidity profile that positions us well to deploy capital into opportunities that we believe are value-creating and additive to our multiyear organic growth strategies. I want to thank and recognize our family of Quanta employees, whose hard work and commitment to excellence delivered another year of strong results and notable achievements. Quanta continues to perform at a high level, which we believe demonstrates the capability of our repeatable and sustainable model and the successful execution of our strategic initiatives to drive operational excellence, total cost solutions for our clients and value for our stakeholders,” said Duke Austin, President and Chief Executive Officer of Quanta Services.

“Our 2024 expectations reflect the opportunity for continued growth in revenues and double-digit growth in adjusted EBITDA, adjusted earnings per share and free cash flow. Demand is strong for our solutions that support our customers’ energy-transition initiatives and that increase reliability, safety, efficiency and connectivity of infrastructure assets through modernization, and we are increasingly excited and confident about the opportunity to drive multi-year revenue and double-digit earnings per share growth. We continue to believe our portfolio approach is a strategic advantage that helps us manage risks and shift resources across service lines and geographies, which we believe will become increasingly important as the energy transition accelerates, and positions us well to allocate resources to the opportunities we find most economically attractive and achieve operating efficiencies and consistent financial results.”

Certain items that impacted Quanta’s results for the three and twelve months ended December 31, 2023 and 2022 are reflected as adjustments in the calculation of Quanta’s adjusted net income attributable to common stock, adjusted diluted earnings per share attributable to common stock and adjusted EBITDA (non-GAAP financial measures). These items are described in the accompanying tables reconciling adjusted diluted earnings per share attributable to common stock to GAAP diluted earnings per share attributable to common stock. Quanta completed five acquisitions during 2023 and one acquisition during 2022, and the results of the acquired businesses are included in Quanta’s consolidated results from the respective acquisition dates. For further information on the items that impacted comparability of 2023 and 2022, see the footnotes in the accompanying tables presenting Supplemental Segment Data and reconciliations of EBITDA, adjusted EBITDA, adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock (non-GAAP financial measures) to their comparable GAAP financial measures.

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RECENT HIGHLIGHTS

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Capital Deployment—In January 2024, Quanta acquired two businesses in the United States, including a business that provides specialty environmental solutions to industrial companies and a business that specializes in testing, manufacturing and distributing safety equipment and supplies, for aggregate consideration of approximately $424.7 million, subject to certain post-closing adjustments. Quanta also currently has authorization under its existing stock repurchase program to acquire an additional $499.7 million of its common stock. Additionally, in December 2023, Quanta’s Board of Directors declared a quarterly cash dividend to stockholders of $0.09 per share, or a rate of $0.36 per share on an annualized basis, which represents a 13% increase from Quanta’s prior quarterly cash dividend paid in October 2023.

RESULTS FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Revenues in the year ended December 31, 2023 were $20.88 billion compared to revenues of $17.07 billion in the year ended December 31, 2022, and net income attributable to common stock was $744.7 million, or $5.00 per diluted share, in the year ended December 31, 2023 compared to net income attributable to common stock of $491.2 million, or $3.32 per diluted share, in the year ended December 31, 2022. Adjusted diluted earnings per share attributable to common stock was $7.16 for the year ended December 31, 2023 compared to $6.34 for the year ended December 31, 2022.

FULL-YEAR 2024 OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, supply chain challenges and other factors affecting project timing and execution have impacted, and may impact in the future, Quanta’s financial results. Additionally, we continue to consider future uncertainty associated with overall challenges to the domestic and global economy, including inflation, increased interest rates and potential recessionary economic conditions. Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the Company is executing on and the opportunities expected to materialize during 2024.

Prior to the Company’s conference call, management will post a summary of Quanta’s 2024 guidance expectations with additional commentary in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

The following forward-looking statements are based on current expectations, and actual results may differ materially, as described below in Cautionary Statement About Forward-Looking Statements and Information. For the full year ending December 31, 2024, Quanta expects revenues to range between $22.25 billion and $22.75 billion and net income attributable to common stock to range between $851 million and $925 million. Quanta also expects diluted earnings per share attributable to common stock to range

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between $5.71 and $6.21 and adjusted diluted earnings per share attributable to common stock to range between $8.00 and $8.50. Quanta expects EBITDA to range between $1.99 billion and $2.11 billion, and adjusted EBITDA to range between $2.14 billion and $2.25 billion. Additionally, for the full year ending December 31, 2024, Quanta expects net cash attributable to operating activities to range between $1.75 billion and $2.15 billion and free cash flow (a non-GAAP financial measure) to range between $1.30 billion and $1.70 billion.

NON-GAAP FINANCIAL MEASURES

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance, excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, financial measures prepared in conformity with GAAP.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Quanta’s current and historical results and full-year 2024 expectations (as applicable): adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock; adjusted net income attributable to common stock, EBITDA and adjusted EBITDA to net income attributable to common stock; free cash flow to net cash provided by operating activities; and backlog to remaining performance obligations.

EARNINGS CONFERENCE CALL AND SUPPLEMENTAL MATERIALS INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on February 22, 2024, which will also be broadcast live over the Internet. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Fourth Quarter and Full-Year 2023 Earnings Conference Call or visit the Investor Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the Company’s website and a telephonic replay will be available through February 29, 2024 by dialing 1-877-660-6853 and referencing the conference ID 13743880.

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As noted in its prior press release announcing its Fourth Quarter and Full-Year 2023 conference call schedule and details, the company is updating its earnings call format and supplemental materials. To that end, Quanta has posted its Fourth Quarter and Full-Year 2023 Operational and Financial Commentary, as well as all other supplemental earnings call materials, in the Investor Relations section of the Quanta Services website. While management intends to make brief introductory remarks during the earnings call, the Operational and Financial Commentary is intended to largely replace management’s prepared remarks, allowing additional time for questions from the institutional investment community. For more information, please contact Kip Rupp, Vice President—Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through U.S. Securities and Exchange Commission (SEC) filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

ABOUT QUANTA SERVICES

Quanta Services is an industry leader in providing specialized infrastructure solutions to the utility, renewable energy, communications, pipeline, and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

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Cautionary Statement About Forward-Looking Statements and Information

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, interest rates and tax rates, as well as other projections of operating results and GAAP and non-GAAP financial results, including EBITDA, adjusted EBITDA and backlog; expectations regarding Quanta’s business or financial outlook; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries; expectations regarding Quanta’s plans and strategies, including with respect to supply chain solutions and expanded or new services offerings; the business plans or financial condition of Quanta’s customers, including with respect to the transition to a reduced-carbon economy; the potential benefits from, and future financial and operational performance of, acquired businesses and investments; beliefs and assumptions about the collectability of receivables; the expected value of contracts or intended contracts with customers, as well as the expected timing, scope, services, term or results of any awarded or expected projects; possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties; the development of and opportunities with respect to future projects, including renewable energy projects and other projects designed to support the transition to a reduced-carbon economy, electrical grid modernization, upgrade and hardening projects, and larger transmission and pipeline projects; expectations regarding the future availability and price of materials and equipment necessary for the performance of Quanta’s business and Quanta’s ability to implement strategies designed to manage the availability or price of such materials and equipment; the expected impact of global and domestic economic or political conditions on Quanta’s business, financial condition, results of operations, cash flows, liquidity and demand for our services, including inflation, interest rates and recessionary economic conditions and commodity prices and production volumes; the expected impact of changes or potential changes to climate and the physical and transition risks associated with climate change and the transition to a reduced-carbon economy; future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future acquisitions, investments, cash dividends, repurchases of equity or debt securities or repayments of other outstanding debt; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; the future demand for, availability of and costs related to labor resources in the industries Quanta serves; the expected recognition and realization of remaining performance obligations and backlog; expectations regarding the outcome of pending or threatened legal proceedings, as well as the collection of amounts awarded in legal proceedings; and expectations regarding Quanta’s ability to reduce its debt and maintain its current credit ratings; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance; rather they involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market, industry, economic, financial or political conditions that are outside of the control of Quanta, including economic, energy, infrastructure and environmental policies and plans that are adopted or proposed by the U.S. federal and state governments or other governments in territories or countries in which Quanta operates, inflation, interest rates, recessionary economic conditions, deterioration of global or specific trade relationships and geopolitical conflicts and political unrest; quarterly variations in operating and financial results, liquidity, financial condition, cash flows, capital requirements and reinvestment opportunities; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, supply chain or production disruptions and other logistical challenges, weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, inflationary pressure, reductions or eliminations in governmental funding or customer capital constraints; the effect of commodity prices and production volumes, which have been and may continue to be affected by inflationary pressure, on Quanta’s operations and growth opportunities and on customers’ capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; events arising from operational hazards, including, among others, wildfires and explosions, that can arise due to the nature of Quanta’s services and certain of Quanta’s product solutions, as well as the conditions in which Quanta operates and can be due to the failure of infrastructure on which Quanta has performed services and result in significant liabilities that may be exacerbated in certain geographies and locations; unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans or other claims or actions asserted against Quanta, including amounts not covered by, or in excess of the coverage under, third-party insurance; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to Quanta, or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates (e.g., coverage for wildfire events); damage to Quanta’s brand or reputation, as well as potential costs, liabilities, fines and penalties, arising as a result of cybersecurity breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform or negative publicity regarding a high-profile or large-scale infrastructure project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents; disruptions in, or failure to adequately protect, Quanta’s information technology systems; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-parties, and the impact of, among other things, inflationary pressure, regulatory, supply chain and logistical challenges on these third parties; estimates and assumptions relating to financial results, remaining performance obligations and backlog; Quanta’s inability to attract, the potential shortage of and increased costs with respect to skilled employees, as well as Quanta’s inability to retain or attract key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics, hurricanes, tropical storms, floods, debris flows, earthquakes and other geological-and weather-related hazards; the impact of climate change; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share, as well as technological advancements and market developments that could reduce demand for Quanta’s services; the failure of existing or potential legislative actions and initiatives to result in increased demand for Quanta’s services or budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, including renewable energy projects, which may result in project delays or cancellations; unavailability of, or increased prices for, materials, equipment and consumables (such as fuel) used in Quanta’s or its customers’ businesses, including as a result of inflation, supply chain or production disruptions, governmental regulations on sourcing, the imposition of tariffs, duties, taxes or other assessments, and other changes in U.S. trade relationships with foreign countries; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability or harm to its reputation as a result of acts or omissions by partners; the inability or refusal of customers or third-party contractors to pay for services, which could result in the inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims; risks associated with operating in international markets and U.S. territories, including instability of governments, significant currency exchange fluctuations, and compliance with unfamiliar legal and labor systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, and complex U.S. and foreign tax regulations and international treaties; inability to successfully identify, complete, integrate and realize synergies from acquisitions, including the inability to retain key personnel from acquired businesses; the potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in Quanta’s operations, poor performance or decline in value of acquired businesses or investments and unexpected costs or liabilities that may arise from acquisitions or investments; the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments; difficulties arising from Quanta’s decentralized management structure; the impact of the unionized portion of Quanta’s workforce on its operations; inability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on

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favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations, a downgrade in our credit ratings and other factors affecting financing and investing activities; the ability to obtain bonds, letters of credit and other project security; risks related to the implementation of new information technology systems; new or changed tax laws, treaties or regulations or the inability to realize deferred tax assets; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the years ended December 31, 2022 and December 31, 2023 (when filed), Quanta’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 and any other documents that Quanta files with the SEC. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Twelve Months Ended

December 31, 2023 and 2022

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues	$5,783,948	$4,416,618	$20,882,206	$17,073,903
Cost of services	4,991,480	3,749,054	17,945,120	14,544,748

Gross profit	792,468	667,564	2,937,086	2,529,155
Equity in earnings of integral unconsolidated affiliates	10,912	8,116	41,609	52,466
Selling, general and administrative expenses	(399,876)	(341,130)	(1,555,137)	(1,336,711)
Amortization of intangible assets	(75,225)	(63,130)	(289,014)	(353,973)
Asset impairment charges	—	(11,657)	—	(14,457)
Change in fair value of contingent consideration liabilities	(5,765)	(368)	(6,568)	(4,422)

Operating income	322,514	259,395	1,127,976	872,058
Interest and other financing expenses	(49,500)	(37,430)	(186,913)	(124,363)
Interest income	5,873	1,879	10,830	2,606
Other income (expense), net	10,522	21,840	18,063	(46,415)

Income before income taxes	289,409	245,684	969,956	703,886
Provision for income taxes	75,799	71,545	219,267	192,243

Net income	213,610	174,139	750,689	511,643
Less: Net income attributable to non-controlling interests	2,702	11,567	6,000	20,454

Net income attributable to common stock	$210,908	$162,572	$744,689	$491,189

Earnings per share attributable to common stock:
Basic	$1.45	$1.14	$5.13	$3.42

Diluted	$1.42	$1.10	$5.00	$3.32

Shares used in computing earnings per share:
Weighted average basic shares outstanding	145,530	143,214	145,222	143,488

Weighted average diluted shares outstanding	148,906	147,539	148,823	147,992

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,290,248	$428,505
Accounts receivable, net	4,410,829	3,674,525
Contract assets	1,413,057	1,080,206
Inventories	175,658	103,265
Prepaid expenses and other current assets	387,105	249,569

Total current assets	7,676,897	5,536,070
PROPERTY AND EQUIPMENT, net	2,336,943	2,030,464
OPERATING LEASE RIGHT-OF-USE ASSETS	249,443	229,691
OTHER ASSETS, net	565,625	622,736
OTHER INTANGIBLE ASSETS, net	1,362,412	1,458,631
GOODWILL	4,045,905	3,586,745

Total assets	$16,237,225	$13,464,337

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$535,202	$37,495
Current portion of operating lease liabilities	77,995	74,052
Accounts payable and accrued expenses	3,061,242	2,153,129
Contract liabilities	1,538,677	1,141,518

Total current liabilities	5,213,116	3,406,194
LONG-TERM DEBT, net of current maturities	3,663,504	3,692,432
OPERATING LEASE LIABILITIES, net of current portion	186,996	171,512
DEFERRED INCOME TAXES	254,004	227,861
INSURANCE AND OTHER NON-CURRENT LIABILITIES	636,250	567,519

Total liabilities	9,953,870	8,065,518

TOTAL STOCKHOLDERS’ EQUITY	6,272,241	5,383,464
NON-CONTROLLING INTERESTS	11,114	15,355

TOTAL EQUITY	6,283,355	5,398,819

Total liabilities and equity	$16,237,225	$13,464,337

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Twelve Months Ended December 31, 2023 and 2022 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under three reportable segments: (1) Electric Power Infrastructure Solutions, (2) Renewable Energy Infrastructure Solutions and (3) Underground Utility and Infrastructure Solutions. The following table sets forth segment revenues, segment operating income (loss) and operating margins for the periods indicated. Operating margins are calculated by dividing operating income by revenues.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023		2022		2023		2022
Revenues:
Electric Power Infrastructure Solutions	$2,456,059	42.5%	$2,319,817	52.6%	$9,696,897	46.5%	$8,940,276	52.4%
Renewable Energy Infrastructure Solutions	2,025,997	35.0	999,913	22.6	6,170,301	29.5	3,778,560	22.1
Underground Utility and Infrastructure Solutions	1,301,892	22.5	1,096,888	24.8	5,015,008	24.0	4,355,067	25.5

Consolidated revenues	$5,783,948	100.0%	$4,416,618	100.0%	$20,882,206	100.0%	$17,073,903	100.0%

Operating income (loss):
Electric Power Infrastructure Solutions (a)	$258,008	10.5%	$267,772	11.5%	$1,013,350	10.5%	$958,798	10.7%
Renewable Energy Infrastructure Solutions (b)	179,676	8.9%	63,794	6.4%	477,208	7.7%	304,308	8.1%
Underground Utility and Infrastructure Solutions	85,433	6.6%	78,074	7.1%	377,977	7.5%	317,543	7.3%
Corporate and Non-Allocated Costs (c)	(200,603)	(3.5)%	(150,245)	(3.4)%	(740,559)	(3.5)%	(708,591)	(4.2)%

Consolidated operating income	$322,514	5.6%	$259,395	5.9%	$1,127,976	5.4%	$872,058	5.1%

(a)

Included in operating income for the Electric Power Infrastructure Solutions segment was equity in earnings of integral unconsolidated affiliates of $10.9 million and $8.1 million for the three months ended December 31, 2023 and 2022 and $41.6 million and $52.5 million for the twelve months ended December 31, 2023 and 2022.

(b)

Included in operating income for the Renewable Energy Infrastructure Solutions segment for the three and twelve months ended December 31, 2022 were $11.7 million of asset impairment charges related to a software implementation project at an acquired company, which commenced prior to Quanta’s acquisition and was discontinued in the fourth quarter of 2022.

(c)

Included in corporate and non-allocated costs was amortization expense of $75.2 million and $63.1 million for the three months ended December 31, 2023 and 2022 and $289.0 million and $354.0 million for the twelve months ended December 31, 2023 and 2022 and acquisition and integration costs of $16.5 million and $4.7 million for the three months ended December 31, 2023 and 2022 and $42.8 million and $47.4 million for the twelve months ended December 31, 2023 and 2022.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In thousands) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP financial measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders under fixed price contracts not yet completed or for which work has not yet begun, which includes estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to be realized, and revenues from change orders and claims to the extent management believes they will be earned and are probable of collection.

Quanta has also historically disclosed its backlog, a measure commonly used in its industry but not recognized under GAAP. Quanta believes this measure enables management to more effectively forecast its future capital needs and results and better identify future operating trends that may not otherwise be apparent. Quanta believes this measure is also useful for investors in forecasting Quanta’s future results and comparing Quanta to its competitors. Quanta’s remaining performance obligations, as described above, are a component of its backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to total backlog by reportable segment along, with estimates of amounts expected to be realized within 12 months. The following table shows dollars in thousands.

	December 31, 2023		September 30, 2023		December 31, 2022
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Solutions
Remaining performance obligations	$2,762,608	$4,505,830	$2,693,352	$4,383,055	$2,124,820	$3,033,472
Estimated orders under MSAs and short-term, non-fixed price contracts	5,597,732	10,995,198	5,302,341	11,036,307	5,415,427	10,049,435

Backlog	8,360,340	15,501,028	7,995,693	15,419,362	7,540,247	13,082,907

Renewable Energy Infrastructure Solutions
Remaining performance obligations	5,512,159	8,005,368	5,712,436	7,713,988	3,183,568	4,638,115
Estimated orders under MSAs and short-term, non-fixed price contracts	118,770	119,634	112,534	201,851	57,555	84,094

Backlog	5,630,929	8,125,002	5,824,970	7,915,839	3,241,123	4,722,209

Underground Utility and Infrastructure Solutions
Remaining performance obligations	1,017,227	1,383,057	1,143,729	1,464,623	1,038,543	1,129,837
Estimated orders under MSAs and short-term, non-fixed price contracts	2,222,451	5,099,332	2,054,024	5,295,722	1,973,982	5,158,814

Backlog	3,239,678	6,482,389	3,197,753	6,760,345	3,012,525	6,288,651

Total
Remaining performance obligations	9,291,994	13,894,255	9,549,517	13,561,666	6,346,931	8,801,424
Estimated orders under MSAs and short-term, non-fixed price contracts	7,938,953	16,214,164	7,468,899	16,533,880	7,446,964	15,292,343

Backlog	$17,230,947	$30,108,419	$17,018,416	$30,095,546	$13,793,895	$24,093,767

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings

Per Share Attributable to Common Stock

For the Three and Twelve Months Ended

December 31, 2023 and 2022

(In thousands, except per share information)

(Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of adjusted net income attributable to common stock to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock for the three and twelve months ended December 31, 2023 and 2022. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing our operating results with other companies that may be viewed as our peers. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP.

As to certain of the items in the table: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization included in equity in earnings are impacted by Quanta’s acquisition activities and investments in integral unconsolidated affiliates, and therefore can vary from period to period; (iii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (v) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (vi) mark-to-market adjustments on Quanta’s investment in a publicly traded company varied from period to period based on fluctuations in the market price of such company’s common stock; (vii) gains and losses on the sales of investments vary from period to period depending on activity; (viii) asset impairment charges vary from period to period depending on economic and other factors; and (ix) income tax contingency releases vary period to period and depend on the level of reserves for uncertain tax positions and the expiration dates under various federal and state statute of limitations periods.

Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings

Per Share Attributable to Common Stock

For the Three and Twelve Months Ended

December 31, 2023 and 2022

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$210,908	$162,572	$744,689	$491,189
Acquisition and integration costs (a)	16,499	4,708	42,837	47,431
Asset impairment charges (b)	—	11,657	—	14,457
Change in fair value of contingent consideration liabilities	5,765	368	6,568	4,422
Equity in earnings of non-integral unconsolidated affiliates (c)	(144)	(2,440)	(1,263)	(20,333)
Loss from mark-to-market adjustment on investment (d)	—	14,991	—	91,500
Gains on sales of investments (e)	—	(15,526)	(1,496)	(22,222)
Income tax impact of adjustments (f)	(5,128)	7,632	(33,554)	(5,477)
Impact of income tax contingency releases (g)	(5,003)	(4,197)	(5,003)	(4,197)

Adjusted net income attributable to common stock before certain non-cash adjustments	222,897	179,765	752,778	596,770
Non-cash stock-based compensation	32,104	27,870	126,762	105,600
Amortization of intangible assets	75,225	63,130	289,014	353,973
Amortization included in equity in earnings of integral unconsolidated affiliates	1,465	473	6,191	1,894
Income tax impact of non-cash adjustments (h)	(28,313)	(23,811)	(109,822)	(120,101)

Adjusted net income attributable to common stock	$303,378	$247,427	$1,064,923	$938,136

Reconciliation of adjusted diluted earnings per share:
Diluted earnings per share attributable to common stock (GAAP as reported)	$1.42	$1.10	$5.00	$3.32
Acquisition and integration costs (a)	0.11	0.03	0.29	0.32
Asset impairment charges (b)	—	0.08	—	0.10
Change in fair value of contingent consideration liabilities	0.04	—	0.04	0.03
Equity in losses (earnings) of non-integral unconsolidated affiliates (c)	—	(0.02)	(0.01)	(0.14)
Loss from mark-to-market adjustment on investment (d)	—	0.10	—	0.62
Gains on sales of investments (e)	—	(0.11)	(0.01)	(0.15)
Income tax impact of adjustments (f)	(0.04)	0.07	(0.22)	(0.04)
Impact of income tax contingency releases (g)	(0.03)	(0.03)	(0.03)	(0.03)

Adjusted diluted earnings per share before certain non-cash adjustments	1.50	1.22	5.06	4.03
Non-cash stock-based compensation	0.22	0.19	0.85	0.71
Amortization of intangible assets	0.51	0.43	1.94	2.39
Amortization included in equity in earnings of integral unconsolidated affiliates	0.01	—	0.04	0.01
Income tax impact of non-cash adjustments (h)	(0.20)	(0.16)	(0.73)	(0.80)

Adjusted diluted earnings per share	$2.04	$1.68	$7.16	$6.34

Weighted average shares outstanding for diluted and adjusted diluted earnings per share	148,906	147,539	148,823	147,992

See notes to follow.

(a)

The amounts for the three and twelve months ended December 31, 2022 include, among other things, expenses associated with change of control payments as a result of Quanta’s acquisition of Blattner Holding Company and its operating subsidiaries (Blattner).

(b)

The amounts for the three and twelve months ended December 31, 2022 include $11.7 million of asset impairment charges related to a software implementation project at an acquired company, which commenced prior to Quanta’s acquisition and was discontinued in the fourth quarter of 2022.

(c)	The amount for the twelve months ended December 31, 2022 includes an $18.5 million increase in value of an investment in a non-integral unconsolidated affiliate that was sold in December 2022.

(d)

The amounts for the three and twelve months ended December 31, 2022 are losses related to the fair value remeasurement of Quanta’s common stock investment in Starry Group Holdings, Inc (Starry), a broadband technology provider.

(e)	The amounts for the three months ended December 31, 2022 and the twelve months ended December 31, 2023 and 2022 relate to gains on sales of non-integral unconsolidated affiliates.

(f)

The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.The amount for the twelve months ended December 31, 2023 includes the release of a $22.7 million valuation allowance recognized during the year ended December 31, 2022 on the loss from mark-to-market adjustment on Starry, as described in (d) above.

(g)	The amounts for the three and twelve months ended December 31, 2023 and 2022 are releases of tax contingencies upon expiration of certain statute of limitations periods.

(h)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Twelve Months Ended

December 31, 2023 and 2022

(In thousands)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and adjusted EBITDA to net income attributable to common stock for the three and twelve months ended December 31, 2023 and 2022. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing our operating results with other companies that may be viewed as our peers.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iii) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (iv) mark-to-market adjustments on Quanta’s investment in a publicly traded company varied from period to period based on fluctuations in the market price of such company’s common stock; (v) gains and losses on the sales of investments vary from period to period depending on activity; (vi) asset impairment charges can vary from period to period depending on economic and other factors; and (vii) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Twelve Months Ended

December 31, 2023 and 2022

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income attributable to common stock (GAAP as reported)	$210,908	$162,572	$744,689	$491,189
Interest and other financing expenses	49,500	37,430	186,913	124,363
Interest income	(5,873)	(1,879)	(10,830)	(2,606)
Provision for income taxes	75,799	71,545	219,267	192,243
Depreciation expense	85,040	72,227	324,786	290,647
Amortization of intangible assets	75,225	63,130	289,014	353,973
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	5,398	3,269	19,936	14,274

EBITDA	495,997	408,294	1,773,775	1,464,083
Non-cash stock-based compensation	32,104	27,870	126,762	105,600
Acquisition and integration costs (a)	16,499	4,708	42,837	47,431
Equity in earnings of non-integral unconsolidated affiliates	(144)	(2,440)	(1,263)	(20,333)
Loss from mark-to-market adjustment on investment (b)	—	14,991	—	91,500
Gains on sales of investments (c)	—	(15,526)	(1,496)	(22,222)
Asset impairment charges (d)	—	11,657	—	14,457
Change in fair value of contingent consideration liabilities	5,765	368	6,568	4,422

Adjusted EBITDA	$550,221	$449,922	$1,947,183	$1,684,938

(a)	The amounts for the three and nine months ended December 31, 2022 include, among other things, expenses associated with change of control payments as a result of the acquisition of Blattner.

(b)	The amounts for the three and twelve months ended December 31, 2022 are losses related to the fair value remeasurement of Quanta’s common stock investment in Starry.

(c)	The amounts for the three months ended December 31, 2022 and the twelve months ended December 31, 2023 and 2022 include gains resulting from sales of non-integral unconsolidated affiliates.

(d)

The amounts for the three and twelve months ended December 31, 2022 include $11.7 million of asset impairment charges related to a software implementation project at an acquired company, which commenced prior to Quanta’s acquisition and was discontinued in the fourth quarter of 2022.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free Cash Flow

and Other Non-GAAP Definitions

For the Three and Twelve Months Ended

December 31, 2023 and 2022

(In thousands)

(Unaudited)

Reconciliation of Free Cash Flow:

The following table presents a reconciliation of the non-GAAP financial measure of free cash flow to net cash provided by operating activities for the three and twelve months ended December 31, 2023 and 2022. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below. The following table shows dollars in thousands.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net cash provided by operating activities (a)	$1,003,538	$583,129	$1,575,952	$1,130,312
Less: Net capital expenditures:
Capital expenditures	(109,406)	(90,161)	(434,803)	(427,630)
Cash proceeds from sale of property and equipment and related insurance settlements	21,364	20,520	69,347	64,123

Net capital expenditures	(88,042)	(69,641)	(365,456)	(363,507)

Free Cash Flow	$915,496	$513,488	$1,210,496	$766,805

(a)

Amounts for the three and twelve months ended December 31, 2022 include $54.4 million due to payments made related to the deferral in 2020 of $108.9 million of the employer portion of payroll taxes pursuant to the Coronavirus Aid, Relief, and Economic Security Act (CARES Act). Amounts also include payments related to certain change in control liabilities in connection with Quanta’s acquisition of Blattner of $45.4 million for the three and twelve months ended December 31, 2022. Amounts for the three and twelve months ended December 31, 2022 include the receipt of $100.5 million under an insurance policy following a favorable arbitration ruling associated with our Peruvian subsidiary’s terminated telecommunications project.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and Adjusted Diluted

Earnings Per Share Attributable to Common Stock

For the Full Year 2024

(In thousands, except per share information)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of estimated adjusted net income attributable to common stock to estimated net income attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock to estimated diluted earnings per share attributable to common stock for the full year ending December 31, 2024. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing our operating results with other companies that may be viewed as our peers. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization included in equity in earnings are impacted by Quanta’s acquisition activities and investments in integral unconsolidated affiliates, and therefore can vary from period to period; and (iii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity.

Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full-Year Ending
	December 31, 2024
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$850,800	$925,300
Non-cash stock-based compensation	138,600	138,600
Amortization of intangible assets	313,100	313,100
Amortization included in equity in earnings of integral unconsolidated affiliates	4,500	4,500
Acquisition and integration costs	6,400	6,400
Income tax impact of adjustments (a)	(120,300)	(120,300)

Adjusted net income attributable to common stock	$1,193,100	$1,267,600

Reconciliation of adjusted diluted earnings per share:
Diluted earnings per share attributable to common stock ( as defined by GAAP)	$5.71	$6.21
Non-cash stock-based compensation	0.93	0.93
Amortization of intangible assets	2.10	2.10
Amortization included in equity in earnings of integral unconsolidated affiliates	0.03	0.03
Acquisition and integration costs	0.04	0.04
Income tax impact of adjustments (a)	(0.81)	(0.81)

Adjusted net income attributable to common stock	$8.00	$8.50

Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	149,100	149,100

(a)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

-MORE-

Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2024 (In thousands) (Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of estimated EBITDA and estimated adjusted EBITDA to estimated net income attributable to common stock for the full year ending December 31, 2024. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing our operating results with other companies that may be viewed as our peers.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted and (ii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity.

Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

	Estimated Range
	Full Year Ending
	December 31, 2024
Net income attributable to common stock (as defined by GAAP)	$850,800	$925,300
Interest and other financing expenses, net	143,000	149,000
Provision for income taxes	300,600	335,400
Depreciation expense	362,100	362,100
Amortization of intangible assets	313,100	313,100
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	23,700	23,700

EBITDA	$1,993,300	$2,108,600
Non-cash stock-based compensation	138,600	138,600
Acquisition and integration costs	6,400	6,400

Adjusted EBITDA	$2,138,300	$2,253,600

-MORE-

Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2024 (In thousands) (Unaudited)

The following table presents a reconciliation of the non-GAAP financial measure of estimated free cash flow to estimated net cash provided by operating activities for the full year ending December 31, 2024. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s expectations regarding its ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2024
Net cash provided by operating activities	$1,750,000	$2,150,000
Less: Net capital expenditures	(450,000)	(450,000)

Free Cash Flow	$1,300,000	$1,700,000

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